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                                                                      EXHIBIT 11

                                  AMSURG CORP.
                               EARNINGS PER SHARE
               FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003

The following is a reconciliation of the numerator and denominators of basic and diluted earnings per share (in thousands, except per share amounts):

                                                                                               PER
                                                           EARNINGS          SHARES           SHARE
                                                          (NUMERATOR)     (DENOMINATOR)       AMOUNT
                                                         -------------    -------------    -------------
For the three months ended March 31, 2004:
     Net earnings from continuing operations per common
      share (basic)                                      $       8,277       30,158        $        0.27
     Effect of dilutive securities options                           -          674
                                                         -------------       ------

         Net earnings from continuing operations per
            common share (diluted)                       $       8,277       30,832        $        0.27
                                                         =============       ======

     Net earnings per common share (basic)               $       9,620       30,158        $        0.32
     Effect of dilutive securities options                           -          674
                                                         -------------       ------

         Net earnings per common share (diluted)         $       9,620       30,832        $        0.31
                                                         =============       ======

For the three months ended March 31, 2003:
     Net earnings from continuing operations per common
      share (basic)                                      $       6,817       30,832        $        0.22
     Effect of dilutive securities options                           -          326
                                                         -------------       ------

         Net earnings from continuing operations per
            common share (diluted)                       $       6,817       31,158        $        0.22
                                                         =============       ======

     Net earnings per common share (basic)               $       7,003       30,832        $        0.23
     Effect of dilutive securities options                           -          326
                                                         -------------       ------

         Net earnings per common share (diluted)         $       7,003       31,158        $        0.22
                                                         =============       ======
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